UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2018

Recro Pharma, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-36329	26-1523233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

490 Lapp Road, Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 395-2470

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement

On December 20, 2018, Recro Pharma, Inc. (the “Company”) and its wholly-owned subsidiary Recro Gainesville LLC (“Recro Gainesville” and, together with the Company, “Recro”) entered into a Second Amendment to the Purchase and Sale Agreement dated March 7, 2015, among the Company, Recro Gainesville, Alkermes Pharma Ireland Limited (“APIL”), Daravita Limited and Alkermes US Holdings, Inc. (as successor to Eagle Holdings USA, Inc.), as amended (such agreement, the “Purchase and Sale Agreement,” and such amendment, the “Purchase and Sale Agreement Amendment”) and a Second Amendment to the Asset Transfer and License Agreement dated April 10, 2015, between Recro Gainesville and APIL, as amended (such agreement, the “License Agreement” and such amendment, the “License Agreement Amendment”). The Purchase and Sale Agreement Amendment and the License Agreement Amendment are referred to herein as the “Amendments”).

Under the terms of the Amendments, the milestone payment of $45 million previously due to APIL upon approval of a new drug application (“NDA”) for injectable meloxicam under the Purchase and Sale Agreement and the License Agreement is amended and replaced with (i) a $5 million payment due within 30 days of signing of the Amendments; (ii) a $5 million payment due by April 23, 2019; (iii) a $5 million payment due within 180 days following approval of an NDA for injectable meloxicam; and (iv) an additional $45 million following approval of an NDA for injectable meloxicam, payable in seven equal annual payments of approximately $6.4 million beginning on the first anniversary of such approval. The combined revised consideration for the amended milestone payment results in a net present value of $45 million utilizing an approximate discount rate of 11%.

In addition, on December 20, 2018 the Company and APIL entered into a First Amendment to the Warrant to Purchase Stock (the “Warrant Amendment”), pursuant to which the exercise price of the warrant to purchase 350,000 shares of the Company’s common stock, par value $0.01 per share, originally issued to APIL on April 10, 2015, was decreased to $8.26 per share, subject to adjustment as set forth therein.

The foregoing descriptions of the Purchase and Sale Agreement Amendment, the License Agreement Amendment and the Warrant Amendment do not purport to be complete and are qualified in their entirety by the terms and conditions of the Purchase and Sale Agreement Amendment, the License Agreement Amendment, and the Warrant Amendment, which are attached hereto as Exhibits 10.1, 10.2 and 4.1, respectively, and incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities

The information in Item 1.01 above with regard to the Warrant Amendment is incorporated in this Item 3.02 by reference. To the extent that the Warrant Amendment constitutes an issuance of securities, the issuance is exempt under the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 3.03	Material Modifications to Rights of Security Holders

The information in Item 1.01 above with regard to the Warrant Amendment is incorporated in this Item 3.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

4.1	First Amendment to Warrant to Purchase Common Stock, dated December 20, 2018

10.1	Second Amendment to Purchase and Sale Agreement, dated December 20, 2018, by and between Recro Pharma, Inc., Recro Gainesville LLC, Alkermes Pharma Ireland Limited, Daravita Limited and Alkermes US Holdings, Inc.

10.2	Second Amendment to Asset Transfer and License Agreement, dated December 20, 2018, by and between Recro Gainesville LLC and Alkermes Pharma Ireland Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Recro Pharma, Inc.

By:	/s/ Gerri A. Henwood
Name:	Gerri A. Henwood
Title:	Chief Executive Officer

Date: December 28, 2018